                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

                                 JURISDICTION OF ORGANIZATION OR
NAME                             STATE OF INCORPORATION
----                             -------------------------------
Shelby County Bank               United States
First Tier One Corporation       Indiana
The Shelby Group, Inc.           Indiana
Paramount Bank                   United States